Exhibit 99.2
Vertex Offer to Acquire E-Invoicing Leader Pagero DECEMBER 13, 2023 1

Forward-Looking Statements 2 Any statements made in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include, among other things, statements about the anticipated benefits of the Pagero acquisition, the timing of completion of the Pagero acquisition and the issuance of the Convertible Preferred Stock and warrants, as well as the information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to complete the Pagero on the currently contemplated terms or at all; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated acquisition; the costs incurred to consummate the Pagero acquisition; the possibility that the expected benefits from the acquisition will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; disruption from the Pagero acquisition making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the anticipated acquisition; adverse changes in the markets in which Vertex and Pagero operate; our ability to complete the financing for the acquisition on the contemplated terms, or at all; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to maintain and expand our strategic relationships with third parties; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this presentation. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Unlocking Compelling Value Creation Opportunities

Expands TAM by ~30%	Increases addressable market from $22 billion to ~$28[1] billion, capitalizing on fast growing e-invoicing trends with considerable upside; expands Vertex presence in Office of the CFO software
Growth Opportunities with Customers and Expanding Partner Ecosystem	Expands customer and partner relationships and drives increased revenue growth by supporting global compliance processes
Enhanced Financial Profile	Pro-forma acceleration of Vertex revenue growth by ~200 basis points, with a clear path to strong margin expansion; will be accretive to Vertex's margins in the second full year after closing
Advances International Growth	Opportunity to benefit from intensifying global CTC[2] requirements by leveraging Pagero's leading e-invoicing solutions and CTC coverage for existing customers and as a key driver for new customer acquisition; Pagero international footprint brings Vertex into more countries
In-Demand, Strategically Aligned Solutions	Creates a seamless, end-to-end compliance platform combining indirect tax determination, periodic tax filing, reporting and e-invoicing with a scalable, open business network

1. Based on Vertex estimates
2. Continuous Transaction Controls (processes that enable regulatory authorities to view real-time financial data relating to business activity in their jurisdictions).

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VERTEX

Transaction Highlights 4 • Based in Gothenburg, Sweden • Strong revenue growth and strong earnings trajectory to profitability • Provides a smart business network for automated compliant and secure business transactions • Open network with a reach of 14 million companies E-Invoicing and continuous transaction controls (CTC) • More than 50 countries covering over $100B of GDP for mandated CTC compliance reporting; larger economies set to adopt in 2024 and beyond • CTC solutions to serve as entry point for new customers into the Vertex platform The Transaction • Favorable valuation multiple of 8.3 times trailing 12-month revenue – Vertex trading at 8.5 times TTM revenue • Accelerates Vertex global brand and presence in key geographies, enhances competitive moat, and positions Vertex for further expansion • Capitalizes on desire of multinational companies and leading tech/advisory partners to source global solutions due to increasing regulatory complexity • Has gained Silver Lake's ardent support: – Recognizes Vertex/Pagero joint value proposition, and – Vertex proven ability to profitably grow revenue while increasing EBITDA margin – Expanding leadership position in the enterprise market +

Transaction Details 5 Purchase Price Financing & Governance Pagero Financial Detail and Pro Forma Impact Path to Close • Financed by combination of proceeds from its existing undrawn revolving credit facility and from issuance of a new series of Convertible Preferred Stock in the amount of $500 million to Silver Lake • Convertible Preferred Stock is conditioned upon closing the acquisition and: – Carries a payment-in-kind dividend of 11.75%; – Convertible into Vertex common stock at an initial conversion price equal to a 20% premium over Vertex’s trailing 10-day volume-weighted average price as of December 19, 2023, subject to a minimum conversion price of $32.50 and a maximum of $37.50; – Subject to redemption and required repurchase on the terms and subject to the conditions set forth in the definitive agreements; • Silver Lake will be issued warrants to purchase up to 2.5 million additional shares of Vertex common stock at the conversion price • Joe Osnoss, a Managing Partner of Silver Lake, will join the Vertex Board of Directors upon transaction close • Annualized recurring revenue (ARR) is $71 million, representing approximately 38% year-over-year growth • SaaS business model with ~100% recurring revenue and 3-year ARR CAGR ~33%; average NRR ~120% • Pro forma acceleration of Vertex revenue growth by ~200 bps, and will be accretive to Vertex’s margins in the second full year after closing (2026), with additional opportunity to increase revenue synergies and cost benefits in the medium to long-term • Acceptance period of the offer is expected to commence on or around December 15, 2023 and expire on or around January 23, 2024 • Offer is subject to certain regulatory approvals, the receipt of valid tenders of more than 90% of Pagero’s shares and customary closing conditions • Assuming that the offer is declared unconditional after the acceptance period, settlement is expected to begin on or around February 1, 2024 1. Based upon ~161 million currently outstanding shares of Pagero and a USD / SEK exchange rate of 10.46 as of December 12, 2023. • Vertex is commencing a public tender offer for 100% of the shares of Pagero Group AB (publ) (“Pagero”) • Tender price of 36 SEK in cash per share, equivalent to a total tender value of approximately $555 million1

Expansion into e-invoicing furthers Vertex's ability to provide an end-to-end global compliance solution

E-Invoicing Summary

- E-Invoicing is the digital exchange of structured documents between buyers and suppliers
- The digital infrastructure helps streamline the invoicing process, reducing costs
- Continuous Transaction Controls (CTC) are mandated real-time and near real-time reporting requirements whereby suppliers send invoices to both tax authorities and buyers directly
- Required transaction data varies by jurisdiction and changes over time
- This also adds pressure on companies to calculate tax correctly for each transaction, as errors can delay the delivery of products or services

Market Dynamics

- In the EU alone, estimates on uncollected VAT are ~€500bn
- As accurate tax collection has become much more difficult due to increased regulation complexity, authorities around the world are mandating e-invoicing adoption
  - > 50 countries rely on or have announced intent to pass legislation
- CTC and e-invoicing serve as a bridge between AR compliance and AP automation and provide taxing authorities with more transactional data between seller and buyers

Vertex Opportunity

- Allows Vertex to capitalize on opportunity and enter rapidly growing new global market with established leader
- Acquisition extends the breadth of Vertex end-to-end solution
- Enhances data analytics opportunities with additional transaction level data across B2B, B2G and G2B networks
- Expands and deepens Vertex partner ecosystem
- Positions Vertex to expand in the "Office of the CFO", especially outside of the US

6 VERTEX

E-Invoicing Represents Significant TAM Expansion

Rapid growth driven by legislation and an increasingly complex compliance environment for companies to navigate


ADDITIONAL OPPORTUNITY
International Opportunity
Address e-invoicing needs of U.S based companies selling abroad
Current Vertex TAM


$28bn
Global TAM Opportunity
$24bn
U.S. TAM Opportunity
$22bn
Current Addressable Market
Estimated Global TAM Opportunity increases TAM by ~30%
Domestic expansion opportunity represents estimated +10% increase in TAM

Growth in digital business documents market expected to approximate ~10x with ~80% of all companies to only use e-invoices by 2025

Source: Dun & Bradstreet, company data and estimates.

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VERTEX

8 Source: Company filings and publicly available information. Open Network CTC / E-invoicing AP / AR Automation Transportation Management E-Banking BUYERS E-Procurement Pagero: Expansive Network Connecting Buyers, Sellers, and Governments with Global CTC Mandates SELLERS Governmental infrastructures Service Providers ERP Banks Workflow Apps Accounting-Centric Apps Procurement Apps

Enabling Governments to Close the VAT Gap

	SELLER (INVOICE ISSUER)				BUYER (INVOICE RECIPIENT)			
Key Activities	**Invoice Origination**	**VAT Determination**	**B2B, B2G, G2B Invoice Transfer**	**VAT Reporting / Archiving**	**Invoice Origination**	**VAT Determination**	**B2B, B2G, G2B Invoice Transfer**	**VAT Reporting / Archiving**
			Governments					
Description	**Purchase order is received** from buyer, **and invoice is created** from seller's ERP architecture	Tax **calculated based on jurisdiction** and also dependent on good/service provided	Transaction data are uploaded from seller Pagero network converts and transmits invoice in **Government** regulated format. Government approval sent to seller and approved invoice to buyer.	Transaction data are archived **for internal and external reporting**	Invoice is **received by buyer**	**External compliance** with regulatory and VAT compliance and reporting **Internal compliance** for compatibility and for internal audit	Transaction data are stored as part of **broader data management**, to support spend management	**Data is extracted** from invoice and input into buyer's ERP architecture
PAGERO Area of Strength			✓		✓		✓	
VERTEX Area of Strength		✓		✓		✓		✓

VERTEX + PAGERO **Combination streamlines e-invoicing value chain on a fully unified end-to-end basis**

9 VERTEX

Financials 10 Copyright © 2023 Vertex, Inc. All rights reserved. Proprietary and confidential.

2019-2022 CAGR = 25% 39 42 54 95 23 28 2019 2020 2021 2022 Q3'22 Q3'23 $28 $32 $45 $58 $51 $71 2019 2020 2021 2022 Q3'22 Q3'23 *Pagero acquired a majority share in GoSocket on August 24, 2021 Source: Company filings. Note: In USD millions unless otherwise stated. Exchange rate conversions based on USD / SEK of 10.46 as of December 12, 2023. (1) Total revenue defined as Pagero net sales (2) ARR is based on monthly recurring revenue from software subscriptions at period, multiplied by twelve. Pagero KPIs Support Attractive Growth Track Record Transaction Volume (mm) 11 ARR(2) Total Revenue ($mm) (1) ($mm) 14% 41% 27%* $30 $33 $42 $57 $14 $20 2019 2020 2021 2022 Q3'22 Q3'23 2019-2022 CAGR = 27% 11 38% 10% 26% 77%* 2019-2022 CAGR = 35% 19% 12% 27% 36%* 35%

$141 $165 Q3'22 Q3'23 $463 $556 Q3'22 Q3'23 $412 $485 Q3'22 Q3'23 Pro Forma Revenue Growth Acceleration ($ in millions) Note: In USD millions unless otherwise stated. Exchange rate conversions based on USD / SEK of 10.46 as of December 12, 2023. Source: Company filings. (1) ARR is based on monthly recurring revenue from software subscriptions at period, multiplied by twelve. (2) Total revenue defined as Pagero net sales. 12 $51 $71 Q3'22 Q3'23 Vertex Pagero Pro Forma ARR(1) $126 $145 Q3'22 Q3'23 Total Revenue(2) ARR(1) $14 $20 Q3'22 Q3'23 Total Revenue(2) ARR(1) Total Revenue Increases Vertex revenue growth rate by ~200 bps

Significant Shareholder Value Creation 13 + Large and growing high-margin revenue opportunity Projected Efficiencies • Increase wallet share with existing customers • Penetrate a new and rapidly growing customer base as government e-invoicing mandates proliferate • Expanded opportunities with broader partner ecosystem • Combination of Vertex VAT capability with CTC offering creates a new premium end-to-end combined solution • Provides new data/analytics solution opportunities New Logo and Cross-Sell Opportunity Product Opportunity Focus Areas • Ability to capitalize on scale and reach • Consolidation of external spend • Expands Vertex’s global R&D centers with additional cost effective capacity Cost Savings • Capitalize on operational efficiencies 13

Establishing a Long-Term Partnership with Silver Lake 14 • Clear endorsement of Pagero acquisition from the global leader in technology investing • Silver Lake to join world-class board of directors • Silver Lake team to support Vertex on key initiatives as an engaged partner • Validates core Vertex strategy $101B in combined assets under management and committed capital 20+ years of experience investing in and partnering with technology leaders

Path to Close 15 The acceptance period of the offer is expected to commence on or around December 15, 2023 and expire on or around January 23, 2024. The offer is subject to certain regulatory approvals, the receipt of valid tenders of more than 90% of Pagero’s shares and customary closing conditions. Assuming that the offer is declared unconditional after the acceptance period, settlement is expected to begin on or around February 1, 2024. 15